EXHIBIT 99.1

Concurrent Reports Fourth Quarter and Fiscal 2009 Results

ATLANTA, Georgia, August 26, 2009 – Concurrent (Nasdaq: CCUR), a world-wide leader in video solutions, today announced results for its fiscal fourth quarter and fiscal year ended June 30, 2009.

For the fourth quarter, total revenues were $15.9 million with gross margins of 59.2%.  Operating expenses totaled $9.1 million resulting in net income of $245,000, or $0.03 per diluted share.  The Company’s cash balance as of June 30, 2009 was $29.1 million.

“In the fourth quarter, revenue was impacted by reduced spending from some of our top customers, and we expect this trend to continue in the first quarter,” commented Dan Mondor, Concurrent President and Chief Executive Officer.

For the fiscal year, total revenues were $71.6 million.  Including a non-cash impairment charge of $17.1 million incurred in the third quarter, the Company recorded a net loss for the year of $14.5 million, or $1.75 per share.  Excluding the impact of the impairment charges and the related income tax benefit, adjusted net income for the year was $2.2 million, or $0.26 per diluted share.  This compares to revenue of $70.8 million and net income of $265,000, or $0.03 per diluted share, reported in fiscal year 2008.

Including the impairment charges noted above, for fiscal year 2009 operating expenses were $55.6 million and the operating loss was $14.3 million for the year.  Excluding the impact of the impairment charges, adjusted operating expenses for the year decreased by approximately 8.3% to $38.5 million compared to $42.0 million for the prior fiscal year.  The Company’s adjusted operating income for the fiscal year was $2.8 million, compared to an operating loss of $3.9 million in the prior year.  The Company’s cash flow from operations for the fiscal year was $4.3 million, leading to a $1.7 million improvement in the cash balance during fiscal year 2009.

“In fiscal year 2009, we lowered our revenue breakeven point, established more efficient operations and improved cash management,” stated Mondor. “With more efficient operations, we are better positioned to invest in new products to address new markets consistent with our three-screen strategy.”

Conference Call Information
Concurrent will hold a conference call to discuss fourth quarter results today, Wednesday, August 26, 2009, at 10:00 a.m. ET, which will be broadcast live at www.ccur.com, under the Investor Relations page.  The call can be accessed live by dialing 1-800-841-9385 and entering pass code 090826#.  A webcast of the live call as well as a replay will also be available at www.ccur.com.

Use of Non-GAAP Financial Information
To help our readers understand our past financial performance and our future results, we supplement the financial results that we provide in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures. Specifically, in this press release, we present adjusted net income, adjusted operating expenses,  adjusted operating income and adjusted earnings per share.  These non-GAAP financial measures exclude the impact of $17.1 million of non-cash impairment charges and adjusted net income and adjusted earnings per share also exclude the related income tax benefit of $430,000.  These non-GAAP financial measures are among the primary factors management used in assessing the Company’s results for fiscal year 2009 and for planning and forecasting future periods.  We believe the non-GAAP disclosures provide better comparability of our operating results over the relevant periods.

The method we use to produce these non-GAAP financial measures is not computed according to GAAP and may differ from the methods used by other companies.  Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.  Our management uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. Investors are encouraged to review the reconciliation of our non-GAAP financial measures to the comparable GAAP results, which is attached to this press release and which can be found, along with other financial information, on the investor relations’ page of our Web site at: www.ccur.com

About Concurrent
Concurrent (Nasdaq:  CCUR) is a global leader in innovative solutions that enable the seamless delivery, management and monetization of video on any screen.  Built on a solid foundation of video firsts and Emmy-Award winning technology, Concurrent’s screen-independent video delivery solutions create a truly holistic, 360 degree view of the consumer video experience.  Concurrent provides customers in the cable, telco, wireless, Web, advertising and content development industries with new revenue opportunities by harnessing the full potential of video.  Concurrent’s video solutions are built upon a rich heritage of high-performance, real-time technology which also powers solutions for the defense, aerospace, automotive and financial industries.  Concurrent is a global company with offices in North America, Europe and Asia.  For more information, please visit www.ccur.com.

For more information, contact:
Concurrent Investor Relations
Kirk Somers
678.258.4000
investor.relations@ccur.com

Erica Abrams, Jonathan Schaffer
The Blueshirt Group for Concurrent
415.217.5864 or 212.551.1452
erica@blueshirtgroup.com

Certain statements made or incorporated by reference in this release may constitute “forward-looking statements” within the meaning of the federal securities laws.  Statements regarding future events and developments and our future performance, as well as our expectations, beliefs, plans, estimates, or projections relating to the future, are forward-looking statements within the meaning of these laws.  All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected.

The risks and uncertainties which could affect our financial condition or results of operations include, without limitation: our ability to keep our customers satisfied;  delays or cancellations of customer orders; changes in product demand; economic conditions; our ability to satisfy the financial covenants in our credit agreement; various inventory risks due to changes in market conditions; uncertainties relating to the development and ownership of intellectual property; uncertainties relating to our ability and the ability of other companies to enforce their intellectual property rights; the pricing and availability of equipment, materials and inventories; the concentration of our customers; failure to effectively manage change; delays in testing and introductions of new products; rapid technology changes; system errors or failures; reliance on a limited number of suppliers; uncertainties associated with international business activities, including foreign regulations, trade controls, taxes, and currency fluctuations; the impact of competition on the pricing of our products; failure to effectively service the installed base; the entry of new well-capitalized competitors into our markets; the success of new video and real-time products; the availability of Linux software in light of issues raised by SCO Group; capital spending patterns by a limited customer base and in light of the current negative macro-economic environment; privacy issues regarding data collection; and the success of our relationship with Alcatel-Lucent and other partners.

Other important risk factors are discussed in our Form 10-K filed with the Securities and Exchange Commission (the SEC) on August 27, 2008, our Form 10-Q, for the first and second quarters of fiscal 2009 filed with the SEC on November 3, 2008 and January 28, 2009, and may be discussed in subsequent filings with the SEC. The risk factors discussed in the Form 10-K and our Form 10-Qs under the heading “Risk Factors” are specifically incorporated by reference in this press release.  Our forward-looking statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise.

Concurrent Computer Corporation and its logo are registered trademarks of Concurrent. All other Concurrent product names are trademarks of Concurrent while all other product names are trademarks or registered trademarks of their respective owners.  Linux® is used pursuant to a sublicense from the Linux Mark Institute.

Concurrent Computer Corporation
Condensed Consolidated Statements of Operations (Unaudited)
(In Thousands, Except Per Share Data)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2009	2008	2009	2008

Revenues:
Product	$8,851	$11,146	$44,696	$44,157
Service	7,091	6,463	26,944	26,659
Total revenues	15,942	17,609	71,640	70,816

Cost of sales:
Product	4,156	5,561	20,710	21,945
Service	2,354	2,562	9,619	10,772
Total cost of sales	6,510	8,123	30,329	32,717

Gross margin	9,432	9,486	41,311	38,099

Operating expenses:
Sales and marketing	3,792	4,256	15,798	15,693
Research and development	3,104	4,179	13,772	16,624
General and administrative	2,194	2,350	8,919	9,669
Impairment of goodwill and trademark	-	-	17,090	-
Total operating expenses	9,090	10,785	55,579	41,986

Operating income (loss)	342	(1,299)	(14,268)	(3,887)

Other income - net	228	140	2	4,199
Income (loss) before income taxes	570	(1,159)	(14,266)	312

Income tax provision (benefit)	325	(148)	211	47

Net income (loss)	$245	$(1,011)	$(14,477)	$265

Basic net income (loss) per share	$0.03	$(0.12)	$(1.75)	$0.03

Diluted net income (loss) per share	$0.03	$(0.12)	$(1.75)	$0.03

Basic weighted average shares outstanding	8,282	8,306	8,281	8,302

Diluted weighted average shares outstanding	8,335	8,306	8,281	8,318

Concurrent Computer Corporation
Condensed Consolidated Statements of Operations (Unaudited)
(In Thousands, Except Per Share Data)

	Three Months Ended
	June 30,	March 31,
	2009	2009

Revenues:
Product	$8,851	$12,730
Service	7,091	6,513
Total revenues	15,942	19,243

Cost of sales:
Product	4,156	5,813
Service	2,354	2,453
Total cost of sales	6,510	8,266

Gross margin	9,432	10,977

Operating expenses:
Sales and marketing	3,792	4,200
Research and development	3,104	3,522
General and administrative	2,194	2,222
Impairment of goodwill and trademark	-	17,090
Total operating expenses	9,090	27,034

Operating income (loss)	342	(16,057)

Other income (expense) - net	228	(120)
Income (loss) before income taxes	570	(16,177)

Provision (benefit) for income taxes	325	(832)
Net income (loss)	$245	$(15,345)
Basic net income (loss) per share	$0.03	$(1.85)
Diluted net income (loss) per share	$0.03	$(1.85)
Basic weighted average shares outstanding	8,282	8,276
Diluted weighted average shares outstanding	8,335	8,276

Concurrent Computer Corporation
Condensed Consolidated Balance Sheets
(In Thousands)

	June 30,	March 31,	June 30,
	2009	2009	2008
	(unaudited)	(unaudited)

ASSETS
Cash and cash equivalents	$29,110	$23,856	$27,359
Trade accounts receivable, net	14,546	22,355	14,422
Inventories	3,060	3,774	5,094
Prepaid expenses and other current assets	1,444	1,472	1,360
Total current assets	48,160	51,457	48,235

Property, plant and equipment, net	3,860	3,885	3,867
Intangible assets, net	4,423	4,696	6,611
Goodwill	-	-	15,990
Other long-term assets	692	804	836
Total assets	$57,135	$60,842	$75,539

LIABILITIES
Accounts payable and accrued expenses	$10,582	$12,240	$13,984
Deferred revenue	7,870	10,182	8,570
Total current liabilities	18,452	22,422	22,554

Long-term deferred revenue	1,041	1,278	962
Revolving bank line of credit - non-current	949	949	949
Other long-term liabilities	3,165	3,054	3,646
Total liabilities	23,607	27,703	28,111

STOCKHOLDERS' EQUITY
Common stock	83	83	83
Additional paid-in capital	205,222	205,048	204,574
Accumulated deficit	(172,259)	(172,504)	(157,782)
Treasury stock, at cost	(255)	(255)	-
Accumulated other comprehensive income (loss)	737	767	553
Total stockholders' equity	33,528	33,139	47,428
Total liabilities and stockholders' equity	$57,135	$60,842	$75,539

Concurrent Computer Corporation
Reconciliation of Non-GAAP Adjustments
Condensed Consolidated Statements of Operations (Unaudited)
(In Thousands, Except Per Share Data)

	Three Months Ended
	June 30,	March 31,	June 30,	Twelve Months Ended June 30,
	2009	2009	2008	2009	2008

OPERATING EXPENSES:
Operating expenses	$9,090	$27,034	$10,785	$55,579	$41,986
Impairment of goodwill and trademark	-	(17,090)	-	(17,090)	-
Operating expense adjustment	-	(17,090)	-	(17,090)	-
Adjusted operating expenses	$9,090	$9,944	$10,785	$38,489	$41,986

OPERATING INCOME (LOSS):
Operating income (loss)	$342	$(16,057)	$(1,299)	$(14,268)	$(3,887)
Operating expense adjustment	-	17,090	-	17,090	-
Adjusted operating income (loss)	$342	$1,033	$(1,299)	$2,822	$(3,887)

INCOME TAX PROVISION (BENEFIT)
Income tax provision (benefit)	$325	$(832)	$(148)	$211	$47
Deferred tax effect of operating expense adjustment	-	430	-	430	-
Adjusted income tax provision (benefit)	$325	$(402)	$(148)	$641	$47

NET INCOME (LOSS)
Net income (loss)	$245	$(15,345)	$(1,011)	$(14,477)	$265
Operating expense adjustment	-	17,090	-	17,090	-
Deferred tax effect of operating expense adjustment	-	(430)	-	(430)	-
Adjusted net income (loss)	$245	$1,315	$(1,011)	$2,183	$265

NET INCOME (LOSS) PER SHARE
Income (loss) income per share - Diluted	$0.03	$(1.85)	$(0.12)	$(1.75)	$0.03
Operating expense adjustment	-	2.06	-	2.06	-
Deferred tax effect of operating expense adjustment	-	(0.05)	-	(0.05)	-
Adjusted income (loss) per share - Diluted	$0.03	$0.16	$(0.12)	$0.26	$0.03

WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED
Weighted average shares outstanding - diluted	8,335	8,276	8,306	8,281	8,318
Adjusted weighted average shares outstanding - diluted	8,335	8,315	8,306	8,334	8,318